UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 21, 2016

ULTRAGENYX PHARMACEUTICAL INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36276	27-2546083
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Leveroni Court, Novato, California	94949
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 483-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously announced, on June 6, 2016, Ultragenyx Pharmaceutical Inc. (the “Company”) entered into a License and Collaboration Agreement (the “Collaboration Agreement”) and a related Common Stock Purchase Agreement (the “Purchase Agreement”) with Takeda Pharmaceutical Company Limited (“Takeda”). The effectiveness of the Collaboration Agreement and the Purchase Agreement were conditioned on approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and satisfaction of other customary closing conditions. On July 21, 2016, the closing conditions were satisfied and the Collaboration Agreement and the Purchase Agreement became effective.

Takeda completed its initial purchase under the Purchase Agreement (the “Initial Purchase”) on July 26, 2016. In the Initial Purchase, Takeda purchased 374,590 shares of the Company’s common stock (“Shares”) for total consideration of $40,000,000, which represents a purchase of $25,000,000 of Shares based on the 30-day volume weighted-average price of the Company’s common stock prior to June 6, 2016, plus an additional $15,000,000 premium, for an effective per-share price of $106.78.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2016

ULTRAGENYX PHARMACEUTICAL INC.

By:	/s/ Shalini Sharp
Name:	Shalini Sharp
Title:	Executive Vice President, Chief Financial Officer

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